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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 333-08793 and 333-52799) of Lucent Technologies Inc. of our report dated June 23, 2002 relating to the financial statements and the supplemental schedules of the Lucent Technologies Inc. Long Term Savings and Security Plan, which appear in this Form 11-K.


         /s/ PricewaterhouseCoopers LLP

         Florham Park, NJ
         June 23, 2003